UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2013 (March 26, 2013)

CELL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3101 Western Avenue West, Suite 600

Seattle, Washington 98121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 26, 2013, Cell Therapeutics, Inc., a Washington corporation (the “Company”), entered into a Loan and Security Agreement (the “Agreement”) with Hercules Technology Growth Capital, Inc. (the “Lender”). Systems Medicine LLC, a Delaware limited liability company (together with the Company, the “Borrowers”), a wholly-owned subsidiary of the Company, is a co-borrower under the Agreement. The Company’s wholly-owned subsidiary CTI Life Sciences Ltd. and any future subsidiaries of the Company (excluding Aequus BioPharma, Inc., a Washington corporation) may be required to become borrowers or otherwise guaranty the Borrowers’ obligations under the Agreement.

Pursuant to the Agreement, the Lender has agreed to make a senior secured term loan of up to $15 million (the “Facility”). The first $10 million of the term loan was funded on March 27, 2013, and the remaining $5 million is available at the Borrowers’ option (the “Optional Borrowing”) at any time from November 30, 2013 through December 15, 2013, subject to the satisfaction of certain conditions. The term loan is repayable over 42 months after closing, including an initial interest-only period of 12 months after closing.

The interest rate on the term loan floats at a rate per annum equal to the greater of (x) 12.25 percent and (y) 12.25 percent plus the amount by which the prime rate exceeds 3.25 percent. The Borrowers may elect to prepay some or all of the loan balance at any time subject to a prepayment fee equal to 3 percent during the first 12 months after such portion of the loan is funded, 2 percent after 12 months but prior to 24 months after such portion of the loan is funded, and 1 percent thereafter. A fee in the amount of $1,275,000 is payable to Lender on the date on which the term loan is paid or becomes due and payable in full.

Under certain circumstances, the Borrowers may be required to prepay the loan with proceeds of asset dispositions. The loan obligations are secured by a first priority security interest on substantially all of the Company’s personal property except its intellectual property and subject to certain other exceptions.

The Agreement contains certain representations and warranties, affirmative covenants, negative covenants and conditions that are customarily required for similar financings. The Agreement also contains customary events of default (subject, in certain instances, to specified grace periods) including, but not limited to, the failure to make payments of interest or premium, if any, on, or principal under the Facility, the failure to comply with certain covenants and agreements specified in the Agreement, the occurrence of a material adverse effect, defaults in respect of certain other indebtedness, and certain events of insolvency. If any event of default occurs, the principal, premium, if any, interest and any other monetary obligations on all the then outstanding amounts under the Facility may become due and payable immediately.

In connection with the Agreement, the Company issued the Lender a warrant (the “Warrant”) to purchase shares of common stock of the Company (“Warrant Shares”). At any time prior to March 26, 2018, the Warrant shall initially be exercisable for: (i) 543,232 shares of common stock, which is the quotient obtained by dividing $600,000 (which represents 80 percent of the amount equal to five percent of the total $15,000,000 loan commitment), by the Exercise Price (defined below); plus (ii) from and after such date, if any, as Lender makes a term loan advance to the Company in connection with the Optional Borrowing, such number of additional shares of the Company’s common stock as shall equal (x) $150,000 (which represents 20 percent of the amount equal to five percent of the total $15,000,000 loan commitment), divided by (y) the Exercise Price in effect on and as of such date. The $1.1045 initial exercise price of the Warrant (the “Exercise Price”) and number of Warrant Shares are subject to antidilution adjustments in certain events, including if within 12 months after closing the Company issues shares of common stock or securities that are exercisable or convertible into shares of common stock in transactions not registered under the Securities Act of 1933, as amended (the “Securities Act”) at an effective price per share of common stock that is less than the exercise price, then the exercise price shall automatically be reduced to equal the price per share of common stock in such transaction, and, as a result, the number of shares of common stock issuable upon any exercise of the Warrant (whether in connection with the Optional Borrowing or otherwise) shall increase such that the product of the newly adjusted number of shares of common stock and the reduced exercise price per share will equal $600,000 or $150,000, respectively. The number of shares for which the Warrant is exercisable and the associated exercise price are subject to certain additional customary adjustments as set forth in the Warrant.

The Company shall not be obligated to issue any shares of common stock if such issuance, together with all prior issuances that are deemed to be aggregated under the rules of the NASDAQ Stock Market, in the aggregate would equal or exceed 19.9 percent of the shares of the Company outstanding as of the date prior to the execution and delivery of the Agreement or such issuance would otherwise violate the Company’s obligations under the rules or regulations of the NASDAQ Capital Market.

Until the expiration or earlier termination of the Warrant, the holder of the Warrant has registration rights which permit the holder to register the “resale” of any or all of the Warrant Shares issuable upon exercise of the Warrant on certain registration statements filed by the Company.

The foregoing descriptions of the Agreement and the Warrant do not purport to be complete and are subject to, and qualified in their entirety by, the full texts of the documents, copies of which are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02

The Warrant was issued in a private transaction exempt from registration under the Securities Act, pursuant to Section 4(2) thereof.

Item 7.01 Regulation FD Disclosure.

A copy of the Company’s press release, dated March 28, 2013, entitled “Cell Therapeutics Secures $15 Million Loan Financing Agreement” is furnished and not filed pursuant to Item 7.01 as Exhibit 99.1 hereto. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description	Location

4.1	Warrant Agreement, dated March 26, 2013, by and between Cell Therapeutics, Inc. and Hercules Technology Growth Capital, Inc.	Filed herewith.

10.1	Loan and Security Agreement, dated March 26, 2013, by and among Cell Therapeutics, Inc., Systems Medicine LLC and Hercules Technology Growth Capital, Inc.	Filed herewith.

99.1	Press Release, dated March 28, 2013, entitled “Cell Therapeutics Secures $15 Million Loan Financing Agreement.”	Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL THERAPEUTICS, INC.

Date: March 28, 2013	By:	/s/ James A. Bianco
James A. Bianco, M.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description	Location

4.1	Warrant Agreement, dated March 26, 2013, by and between Cell Therapeutics, Inc. and Hercules Technology Growth Capital, Inc.	Filed herewith.

10.1	Loan and Security Agreement, dated March 26, 2013, by and among Cell Therapeutics, Inc., Systems Medicine LLC and Hercules Technology Growth Capital, Inc.	Filed herewith.

99.1	Press Release, dated March 28, 2013, entitled “Cell Therapeutics Secures $15 Million Loan Financing Agreement.”	Filed herewith.

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